UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2013
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On November 13, 2013, Ally Financial Inc. (“Ally”) amended the investment agreements associated with its previously announced private placement of shares of its common stock, $0.01 par value per share (“Common Stock”), to increase the number of shares of Common Stock issued to certain investors in the private placement by an aggregate of 50,000 shares. The additional shares of Common Stock will be sold for an aggregate purchase price of $300 million. Ally expects to receive an aggregate of approximately $1.3 billion in connection with the private placement of its Common Stock.
A form of the amendments to the investment agreements is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of the form of amendments is qualified in its entirety by reference thereto.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above is incorporated herein by reference. The issuance of the additional shares of Common Stock is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 5.07    Submission of Matters to a Vote of Security Holders.
Prior to entering into the amendments described above, Ally submitted proposals for such actions and the related transactions to the holders of Common Stock and Ally’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (the “Series F-2 Preferred Stock”). The stockholders’ consents were provided on November 13, 2013 by stockholders holding a majority of the outstanding shares of Common Stock, including at least two holders of Common Stock where required, and the Series F-2 Preferred Stock.
Item 8.01    Other Events.
On November 15, 2013, Ally announced that the Board of Governors of the Federal Reserve System (the “Federal Reserve”) did not object to Ally’s revised Comprehensive Capital Analysis and Review capital plan for 2013 (the “CCAR Plan”), which was submitted in September 2013.
The non-objection of the Federal Reserve to Ally’s CCAR Plan is a condition to the completion of Ally’s previously announced private placement of shares of Common Stock and Ally’s previously announced repurchase of all outstanding shares of Series F-2 Preferred Stock held by the United States Department of the Treasury, including payment for the elimination or relinquishment of any right to receive additional shares of Common Stock to be issued pursuant to Section 6(a)(i)(B) of the certificate of designations of the Series F-2 Preferred Stock. The closings for these transactions are expected to occur on November 20, 2013.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. Registrant

Dated:	November 15, 2013	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment

4